As filed with the Securities and Exchange Commission on March 4, 1999
                                                      Registration No. 333-_____

================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               -----------------

                                 TEKTRONIX, INC.
             (Exact name of Registrant as specified in its charter)

      OREGON                                                 93-034990
     (State of                                             (IRS Employer
   Incorporation)                                      Identification Number)

                               -----------------

                               26600 S.W. Parkway,
                         Wilsonville, Oregon 97070-1000
              (Address of Registrant's principal executive office)

       Registrant's telephone number, including area code: (503) 627-7111

                                 JAMES F. DALTON
                       Vice President and General Counsel
                               26600 S.W. Parkway
                         Wilsonville, Oregon 97070-1000
                               Tel: (503) 685-4234
            (Name, address and telephone number of agent for service)

                               -----------------

                                   Copies to:

                               MARGARET HILL NOTO
                                 STOEL RIVES LLP
                              900 S.W. Fifth Avenue
                             Portland, Oregon 97204
                               Tel: (503) 294-9348

                               -----------------

                  Approximate date of commencement of proposed
              sale to the public: As soon as practicable after the
                 effective date of this Registration Statement.

                               -----------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                       Proposed Maximum        Proposed Maximum
     Title of Each Class of        Amount To Be        Offering Price Per     Aggregate Offering        Amount of
  Securities To Be Registered     Registered (1)          Security (1)             Price (2)         Registration Fee
---------------------------------------------------------------------------------------------------------------------
Debt Securities (3)
---------------------------------------------------------------------------------------------------------------------
Common Shares,
   no par value (4)
---------------------------------------------------------------------------------------------------------------------
   Total                           $300,000,000              100%                $300,000,000           $83,400
---------------------------------------------------------------------------------------------------------------------

(1) The amount to be registered and the proposed maximum initial offering price per security will be determined, from time to time, by the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed
     $300,000,000.

(3) Subject to Footnote (2), there are being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time by the Registrant. If any such Debt Securities are issued at an original discount, such greater amount as shall result in an aggregate offering price of $300,000,000, or if any Debt Securities are issued with a principal amount denominated in any foreign currency, such principal amount as shall result in an aggregate offering price equivalent to $300,000,000 at the time of the initial offering.

(4) Subject to Footnote (2), there are being registered hereunder an indeterminate number of Common Shares as may be sold from time to time by the Registrant. Subject to Footnote (2), there are also being registered hereunder an indeterminate number of Common Shares as may be issuable upon conversion of the Debt Securities registered hereby.

================================================================================

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

Prospectus

                                 TEKTRONIX, INC.

                                  $300,000,000
                                 Debt Securities
                                and Common Shares

                                 ---------------

     Tektronix, Inc. may offer from time to time

     o Debt securities, consisting of notes, debentures or other evidences of indebtedness, including indebtedness convertible into equity securities, in one or more series (the "Debt Securities"), or

     o    Shares of our common stock ("Common Shares")

     We refer to the Debt Securities and Common Shares in this prospectus as the "Securities." We will offer the Securities at an aggregate initial offering price of up to $300,000,000 at prices and on terms that we will determine in light of market conditions at the time of sale and which we will describe in one or more prospectus supplements. We will describe in a prospectus supplement:

     o In the case of Debt Securities, where applicable, the specific designation; aggregate principal amount; authorized denominations; maturity; rate or rates and time or times of payment of any interest; any terms for optional or mandatory redemption or conversion or payment of additional amounts or any sinking fund provisions; any initial public offering price; the proceeds to the Company; and other terms of the offering and sale; and

     o In the case of Common Shares, the number of Common Shares; the offering price; the proceeds to the Company; and other terms of the offering and sale

     We may sell the Securities directly, through agents designated from time to time or to or through underwriters or dealers. We will include the names of agents or underwriters involved in the sale of the Securities and any commissions or discounts in a prospectus supplement. See "Plan of Distribution" for more information on this topic.

     We will only issue the Securities in registered form. The Company's Common Shares are listed on the New York Stock Exchange under the symbol "TEK." We will list any Common Shares sold on that exchange.

                                 ---------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ---------------

     This prospectus may be used to offer and sell Securities only if accompanied by the prospectus supplement for those Securities.

                             ________________, 1999

                      Where You Can Find More Information -
                 Incorporation of Certain Documents by Reference

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") pursuant to the Securities and Exchange Act of 1934 (the "Exchange Act"). We have filed with the SEC a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the Securities offered pursuant to this prospectus. For further information, you should refer to the Registration Statement and its exhibits. You can inspect and copy our reports, proxy statements, the Registration Statement and other information filed with the SEC at the offices of the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet Website at http://www.sec.gov/ where you can obtain certain of our SEC filings. In addition, you can inspect our reports, proxy materials and other information at the offices of the New York Stock Exchange, on which our Common Shares are listed, at 20 Broad Street, New York, N.Y.

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means we can disclose information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We are incorporating by reference in this prospectus the following documents filed with the SEC pursuant to the Exchange Act:

     o    The Company's Annual Report on Form 10-K for the year ended May 30,
          1998;

     o The Company's Quarterly Reports on Form 10-Q for the quarters ended August 29, 1998 and November 28, 1998; and

     o The description of the Company's Common Shares contained in the Company's registration statement under the Exchange Act, including any amendment or report updating the description.

     In addition, we incorporate by reference all documents we will file with the SEC in the future under Sections 13, 14 or 15(d) of the Exchange Act until the termination of this offering. We refer to these documents, and the documents enumerated above, in this prospectus as "Incorporated Documents." The documents enumerated above or later filed by the Company pursuant to Section 13 or 14 of the Exchange Act prior to the filing of the Company's Annual Report on Form 10-K for the current fiscal year with the SEC will not be considered Incorporated Documents or be incorporated by reference in this prospectus or be a part hereof from and after filing of that Annual Report on Form 10-K). You should consider all Incorporated Documents a part of this prospectus.

     We may provide information in an accompanying prospectus supplement or in a subsequently filed Incorporated Document that modifies or supersedes the statements made in an Incorporated Document. If we have provided information to modify or supersede such statements, you should not consider the original statement, except as modified or superseded, a part of this prospectus.

     The information relating to the Company contained in this prospectus is not comprehensive and you should read it together with the information contained in the Incorporated Documents. You should rely only on the Incorporated Documents and information provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information.

     You may request, without charge, a copy of any Incorporated Document (excluding exhibits, unless we have specifically incorporated an exhibit in an Incorporated Document) by writing or telephoning us at our principal executive offices at the following address:

          Tektronix, Inc.
          P.O. Box 1000
          Wilsonville, Oregon 97070-1000
          Attention: E. Scott Hildebrandt, Vice President and Treasurer Telephone (503) 627-7111

                                 ABOUT TEKTRONIX

     Tektronix products cover a wide range of electronic equipment, including:

     o Measurement business products that include general purpose test instruments, such as digital and analog oscilloscopes, logic analyzers, digital multimeters, VXI card-modular products, and probes; RF and wireless test instruments, such as spectrum analyzers, communication test sets and high frequency signal sources; telecommunications instruments, such as optical time domain reflectometers (OTDRs), cable testers and communications test sets; and television test instruments, such as audio and video measurement sets, waveform monitors, vectorscopes, signal generators, and RF/cable measurement products;

     o Color printing and imaging products that include color printers, ink and related products and supplies; and

     o Video and networking products that include studio production equipment, signal processing and distribution equipment, transmission systems, video disk recorders, and related products.

     Tektronix is an Oregon corporation organized in 1946. The mailing address for our executive offices is P.O. Box 1000, Wilsonville, Oregon 97070, and our telephone number is (503) 627-7111.

                                 USE OF PROCEEDS

     Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of the Securities to repay a portion of our indebtedness at the time of issuance of the Securities and for other general corporate purposes.

                         DESCRIPTION OF DEBT SECURITIES

     We will issue the Debt Securities under an Indenture, dated November 16, 1987, as amended by a First Supplemental Indenture (as amended, the "Indenture"), between the Company and Citibank, N.A., as successor Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement. The statements under this caption are brief summaries of certain provisions of the Indenture. These statements are not complete restatements of the Indenture. We urge you to read the Indenture because it, and not the description in this prospectus, defines your rights as a holder of Debt Securities. In the following description we refer to and have incorporated by reference specific sections of the Indenture and terms that are defined in the Indenture. We may also refer to sections of the Indenture and defined terms in a prospectus supplement.

     We may issue the Debt Securities from time to time in one or more series. We will describe the terms of each series of Debt Securities offered by any prospectus supplement in that prospectus supplement.

General

     We will limit the Debt Securities offered by this prospectus to $300,000,000 aggregate principal amount (or if any Debt Securities are issued at an original issue discount, the greater amount that results in gross proceeds of $300,000,000 to the Company). The Indenture does not limit the aggregate amount of Debt Securities that we may issue. Accordingly, we may issue Debt Securities under the Indenture in separate series up to the aggregate amount that we authorize for each series. The Debt Securities will be unsecured obligations and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. At November 28, 1998, Tektronix had approximately $150,000,000 of unsecured and unsubordinated long-term indebtedness.

     We will describe the following applicable terms of the offered Debt Securities in any prospectus supplement:

     (1)  the title;

     (2)  any rights of holders to convert or exchange the Debt Securities;

     (3)  any limit upon the aggregate principal amount;

     (4)  the date or dates on which the principal is payable;

     (5) the interest rate or rates (or, if subject to adjustment, the manner for determining the rates), if any, the date or dates from which interest accrues, the Interest Payment Dates and the Regular Record Date for any interest payable;

     (6) whether Debt Securities will be represented by a Registered Global Security as described below under "Global Securities" or by certificates issued in definitive form;

     (7) the places where (a) the principal of and premium, if any, and interest will be payable, (b) Debt Securities may be presented for registration of transfer or exchange, and (c) notices and demands to or upon us may be made;

     (8) any redemption periods, prices, and terms and conditions for redemptions at our option;

     (9) our obligation, if any, to redeem, purchase or repay the Debt Securities pursuant to any sinking fund or similar provisions or at the option of a Holder of Debt Securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities shall be redeemed, purchased or repaid, in whole or in part, under that obligation;

     (10) the denominations of issuance if other than $1,000 and any integral multiple of that denomination;

     (11) any change to any Event of Default or any of our covenants in the Indenture;

     (12) any index used to determine the principal (and premium, if any) amount of payments and the manner in which the amounts will be determined;

     (13) if other than the full principal amount, the portion of the principal amount payable upon declaration of acceleration of the Maturity under the Indenture;

     (14) the dates that lists of holders of Original Issue Discount Securities are to be furnished to the Trustee;

     (15) the currency in which the principal, and premium, if any, or interest, if any, will be payable, if other than the currency of the United States of America; and

     (16) any other terms consistent with the provisions of the Indenture. (Section 301 of the Indenture)

     We may issue Debt Securities as Original Issue Discount Securities to be sold at a substantial discount below their principal amount. We will describe special United States federal income tax considerations applicable to any Debt Securities issued at an original issue discount, including Original Issue Discount Securities, in a prospectus supplement.

Denominations, Registration and Transfer

     We will issue Debt Securities only in registered form, without coupons, in denominations specified in the prospectus supplement for the Debt Securities. Except as described below under the heading "Global Securities," a Holder of Debt Securities will be able to exchange Debt Securities of any series for other Debt Securities of the same series of any authorized denominations and of a comparable aggregate principal amount and tenor. (Section 305)

     Holders may present Debt Securities for exchange as provided above, and, except as described under "Global Securities," may present Debt Securities for registration of transfer at the office of the Security Registrar or at the office of any transfer agent that we designate for that purpose for any series of Debt Securities without service charge. A Holder must present a satisfactory written transfer document and pay any taxes and other governmental charges described in the Indenture. The Security Registrar or the transfer agent will carry out the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We have appointed the Trustee as Security Registrar. (Section 305). We may designate any other transfer agents, in addition to the Security Registrar, for any series of Debt Securities in a prospectus supplement. We may also at any time rescind the designation of any transfer agent or approve a change in transfer agent locations, provided that we maintain a transfer agent in each Place of Payment for the series. We may at any time designate additional transfer agents for any series of Debt Securities. (Section 1002)

     In the event of any redemption, we are not required to (1) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day the relevant notice of redemption is mailed or (2) register the transfer of or exchange all or a portion of any Debt Security called for redemption, except the unredeemed portion of any Debt Security being redeemed in part. (Section 305)

Conversion Rights

     We will describe in a prospectus supplement the terms, if any, on which Debt Securities of a series may be exchanged for or converted into Common Shares or any other security. The description will include:

     (1) the conversion price or exchange ratio (or the method of calculating the price or ratio);

     (2) the conversion or exchange period (or the method of determining the period);

     (3) whether conversion or exchange will be mandatory or at our option or the option of the Holder;

     (4)  provisions for adjustment of the conversion price or exchange ratio;
          and

     (5) provisions affecting conversion or exchange in the event of the redemption of the Debt Securities.

Global Securities

     We may issue Debt Securities of a series as one or more fully registered global securities (a "Registered Global Security"). A Registered Global Security is deposited with a depositary (a "Depositary"), or with a nominee for a Depositary identified in the prospectus supplement for the series, and registered in the name of the Depositary or its nominee. If we issue Registered Global Securities, we will issue them in aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series represented by the Registered Global Securities. A Registered Global Security, if not exchanged in whole for Debt Securities in definitive registered form, may not be transferred except as a whole (1) among the Depositary for the Registered Global Security and its nominees or (2) among the Depositary or its nominees and successors to the Depositary or nominees of those successors. The Depositary currently accepts only Debt Securities that are denominated in U.S. dollars.

     We will describe the specific terms of the depositary arrangement for any portion of a series of Debt Securities to be represented by a Registered Global Security in a prospectus supplement. We anticipate that the provisions described below will apply to all depositary arrangements.

     Only persons that have accounts with the Depositary for the Registered Global Security ("participants") or persons that hold interests through participants may own beneficial interests in a Registered Global Security. Upon the issuance of a Registered Global Security, the Depositary for the Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the principal amounts of the Debt Securities represented by the Registered Global Security that they beneficially own. Any dealers, underwriters or agents participating in the distribution of the Debt Securities will designate the accounts to be credited. Records maintained by the Depositary for the Registered Global Security and the records of participants will show ownership of beneficial interests in the Registered Global Security. Ownership interests will be transferred only through such records. The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

     So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of the Registered Global Security, the Depositary or nominee will be considered the sole owner or holder of the Debt Securities represented by the Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Debt Securities in definitive form and will not be considered the owners or holders of the Debt Securities under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for the Registered Global Security and, if the person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Indenture. We understand that, under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to take any action permitted under the Indenture, then (1) the Depositary for the Registered Global Security would authorize the participants holding the relevant beneficial interests to take such action, and (2) the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of those beneficial owners.

     As the registered owner of a Registered Global Security, the Depositary or its nominee will receive principal, premium, if any, and interest payments on Debt Securities represented by a Registered Global Security. We and the Trustee, and any other agent of ours or of the Trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

     We expect that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium, if any, or interest in connection with a Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Registered Global Security as shown on the Depositary's records. We also expect that payments by participants to owners of beneficial interests in the Registered Global Security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with securities registered in "street name," and will be the responsibility of such participants.

     If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and within 90 days we do not appoint a successor

Depositary registered as a clearing agency under the Exchange Act, we will issue Debt Securities in definitive form in exchange for that Registered Global Security. In addition, we may at any time and in our sole discretion determine not to have any of the Debt Securities of a series represented by Registered Global Securities and, in that event, we will issue Debt Securities of that series in definitive form in exchange for all of the Registered Global Securities representing those Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in the names provided by the Depositary to the Trustee. We expect that instructions from the Depositary to the Trustee will be based on directions received from participants regarding ownership of beneficial interests in the Registered Global Security.

Payment and Paying Agents

     Unless we state otherwise in an applicable prospectus supplement, we will cause payment of principal of, premium, if any, and any interest on Debt Securities to be made at the office of the Paying Agent or Paying Agents that we have designated. At our option, we may cause payment of interest to be made (i) by check mailed to the Person entitled to the interest at the address listed in the Security Register or (ii) by transfer to an account of the Person entitled to the interest specified in the Security Register, provided that proper transfer instructions have been received by the Regular Record Date. (Sections 101, 307, 1002). Unless we state otherwise in an applicable prospectus supplement, we will cause payment of any installment of interest on Debt Securities to be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for that interest, except in the case of Defaulted Interest. (Section 307)

     Unless we state otherwise in an applicable prospectus supplement, the principal office of the Trustee in New York City will be our sole Paying Agent for payments related to Debt Securities. At any time we may designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, but we are required to maintain a Paying Agent in each Place of Payment for each series of Debt Securities. (Section 1002)

     Any money that we have paid to a Paying Agent for the payment of principal of, and premium, if any or interest on any Debt Security which is unclaimed at the end of two years after it became due will be repaid to us. After that time the Holder of that Debt Security will look only to us for payment as a general unsecured creditor. (Section 1003)

Certain Restrictions

     Limitations on Liens. We will not, and will not permit any Restricted Subsidiary to, create, assume or guarantee any Secured Debt without securing the Debt Securities equally and ratably with such Secured Debt. We will make similar provisions to secure any other indebtedness or guarantees of indebtedness of ours or the Restricted Subsidiary entitled to the benefit of a similar agreement. The term "Secured Debt" means indebtedness of ours and of Restricted Subsidiaries for money borrowed that is secured by a mortgage, pledge, lien, security interest or encumbrance on (a) any Principal Domestic Operating Property of ours or of any Restricted Subsidiary or (b) any shares of stock or indebtedness of any Restricted Subsidiary. This covenant does not apply to debt secured by:

     (1) some mortgages, pledges, liens or encumbrances created in connection with the acquisition or construction of property by us or a Restricted Subsidiary;

     (2) some mortgages on our property or that of a Restricted Subsidiary on which new plants are constructed if, in the opinion of our president or chief financial officer, the property was substantially unimproved for its intended use prior to the construction;

     (3) mortgages, pledges, liens or encumbrances on property existing at the time of its acquisition, whether or not assumed by us or a Restricted Subsidiary;

     (4) mortgages, pledges, liens or encumbrances on property, shares of stock or indebtedness of any corporation existing at the time the corporation becomes a Restricted Subsidiary;

     (5) mortgages, pledges, liens or encumbrances on property of a corporation existing (a) at the time the corporation is merged into or consolidated with us or a Restricted Subsidiary or (b) at the time we or a Restricted Subsidiary acquires substantially all of the properties of a corporation or firm by purchase, lease or other means;

     (6) mortgages on our property or that of a Restricted Subsidiary in favor of the United States of America or any state of the United States, or in favor of any other country, or any agency, instrumentality or political subdivision to secure certain payments under any contract or statute or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to those mortgages; or

     (7) any extensions, renewals or replacements, in whole or in part, of any mortgage, pledge, lien or encumbrance referred to in the foregoing clauses (1) through (6).

     Notwithstanding the above, we and one or more Restricted Subsidiaries may, without securing the Debt Securities, issue, assume or guarantee Secured Debt that would otherwise be covered by the foregoing restrictions, if, after doing so, the aggregate amount of that type of Secured Debt outstanding and the aggregate "value" of sale and leaseback transactions (other than transactions which indebtedness has been, or will be, retired in accordance with the following paragraph) at the time does not exceed 10% of Consolidated Net Tangible Assets. As used in the preceding sentence, "value" means the greater of either (i) the net proceeds of the sale of the property involved in the sale and leaseback transaction or (ii) the fair value of that property determined by our Board of Directors, in each case divided first by the number of full years in the term of the lease and then multiplied by the number of full years of the term remaining at the time of determination. (Sections 101 and 1007)

     Limitations on Sale and Leaseback Transactions. Sale and Leaseback Transactions by us or any Restricted Subsidiary of any Principal Domestic Operating Property are prohibited unless (a) the property involved is property that could be mortgaged without equally and ratably securing the Debt Securities or (b) an amount equal to the proceeds of sale or the fair value of the property sold, whichever is higher, is applied to the retirement of Funded Debt. (Sections 101 and 1008)

     Definitions Applicable to Limitations.

     o The term "Principal Domestic Operating Property" means any land or any facility, together with fixtures, located in the United States, owned or leased by us or any Restricted Subsidiary and having a gross book value in excess of 2% of Consolidated Net Tangible Assets, other than any part of that land or facility that, in the opinion of our Board of Directors, is not of material importance to our total business. (Section 101)

     o The term "Consolidated Net Tangible Assets" means our total assets and those of our Subsidiaries, including investments in Subsidiaries and joint ventures after deducting (1) all current liabilities, excluding any current liabilities constituting Funded Debt by reason of being renewable or extendable at our option, (2) all goodwill, trade names, trademarks, patents, organization expenses and other similar intangibles and (3) assets of Unrestricted Subsidiaries otherwise included in this definition, all as set forth on our most recent consolidated quarterly balance sheet, prepared in accordance with generally accepted accounting principles. (Section 101)

     o The term "Restricted Subsidiary" means (1) any Subsidiary in existence on the date of the Indenture (2) any Subsidiary acquired or organized after that date unless it is designated by the Board of Directors as an Unrestricted Subsidiary and (3) any successor to any Restricted Subsidiary. The Board of Directors may change the designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary if afterwards we would not be in violation of any covenant or agreement in the Indenture and there is no Event of Default. (Section 101)

Defeasance

     We may discharge our indebtedness and certain of our obligations under the Indenture related to a series by depositing funds or U.S. Government Obligations with the Trustee.

     Defeasance and Discharge. Under the Indenture we will be discharged from our obligations described under the caption "Certain Restrictions" and certain other obligations related to the Debt Securities of any series if we deposit with the Trustee money or U.S. Government Obligations sufficient to pay the principal of, and premium, if any, each installment of interest on, and any sinking fund payments on the Debt Securities of the series on the Stated Maturity of the payments as required by the Indenture and Debt Securities. These provisions of the Indenture, however, do not permit us to discharge certain obligations, including obligations to make payments on Debt Securities in accordance with the terms of the series, to exchange Debt Securities, to register transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities or to maintain paying agencies. We may establish this kind of trust only if, among other things: (1) we have caused to be paid all other sums payable with respect to the Debt Securities of the series; (2) the deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which we are a party or by which we are bound; (3) there is no continuing Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the Debt Securities on the date of the deposit;
(4) the Debt Securities of the series, if listed on any national securities exchange, will in the Opinion of Counsel not be delisted as a result of the deposit, defeasance and discharge; (5) we have delivered to the Trustee an Opinion of Counsel that the Holders of Debt Securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as they would have been if the deposit, defeasance and discharge had not occurred; and (6) we have delivered to the Trustee an Officers Certificate and an Opinion of Counsel for a number of other matters. In addition, we can elect to fulfill all of our obligations to cause the principal of, and premium, if any and interest on a series of Debt Securities to be paid if (1) we discharge our obligations under the Indenture, as described above, (2) there has been no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default for the series at any time during the period ending on the 91st day after the date of the deposit, and (3) we deliver to the Trustee an Officers Certificate and Opinion of Counsel regarding a number of matters. In the event of a defeasance and discharge of Debt Securities of the series, Holders of Debt Securities of that series would be able to look only to the trust fund for payment of principal, and premium, if any, and interest, if any, on their Debt Securities. (Section 403)

Events of Default

     Any of the following events will constitute an Event of Default under the Indenture for any series of Debt Securities:

     (1) failure to pay for a period of 30 days any interest on any Debt Security of that series when due;

     (2) failure to pay principal of or any premium on any Debt Security of that series when due;

     (3) failure to deposit any sinking fund payment, when due, for any Debt Security of that series;

     (4) failure to perform any of our other covenants in the Indenture for the benefit of that series, continued for 60 days after written notice as provided in the Indenture;

     (5)  events in bankruptcy, insolvency or reorganization involving us;

     (6) default with respect to any of our indebtedness or that of any Subsidiary under any loan agreement, note, indenture or similar agreement which results in the acceleration of the maturity of a principal amount in excess of $10,000,000 which has not been cured by us or the Subsidiary or waived by the holders of that indebtedness; and

     (7) any other Event of Default provided for that series of Debt Securities. (Section 501)

     If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series (or, if the Debt Securities of that series are Original Issue Discount Securities, the portion of the principal amount as may be specified in the terms of that series) may declare the principal amount of all the Debt Securities of that series and accrued interest to be due and payable immediately. At any time after the Trustee or Holders properly declare the acceleration of any series of Debt Securities, but before a judgment or decree for payment of money has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul the acceleration. (Section 502)

     The Indenture provides that the Trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless the Holders provide the Trustee with reasonable indemnity. (Sections 601 and 603). If the Holders provide reasonable Indemnification, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place for the Trustee to conduct any proceeding for any remedy available to the Trustee, or to exercise any trust or power conferred on the Trustee, related to the series of Debt Securities, unless the Trustee determines that the action specified conflicts with any rule of law or the Indenture or would be unduly prejudicial to the interests of other Holders of the Debt Securities. (Section 512). The Trustee must act with an appropriate standard of care during a default.

     Each year we will be required to give the Trustee a certificate stating whether or not we are in default under the Indenture. If we are in default, we must describe all defaults in the certificate. (Section 1010)

Modification and Waiver

     Generally, we and the Trustee can modify and amend the Indenture with the consent of the Holders of at least 662/3% in aggregate principal amount of the Outstanding Securities of each series affected by the modification or amendment. No such modification or amendment, however, may, without the consent of the Holder of each Outstanding Security affected,

     (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

     (2) reduce the principal amount of or premium or interest, if any, on any Debt Security;

     (3) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of its maturity;

     (4) adversely affect the right of repayment or repurchase, if any, at the option of the Holder;

     (5) change the coin or currency in which any Debt Security or any premium or interest is payable;

     (6) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security;

     (7) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with some provisions of the Indenture or for waiver of some defaults;

     (8) change any of our obligations to maintain an office or agency in the places and for the purposes required by the Indenture; or

     (9)  modify any of the above provisions. (Section 902)

     The Holders of at least 662/3% in aggregate principal amount of the Outstanding Securities of each series may, on behalf of the Holders of all the Debt Securities of that series, waive, for that series, our compliance with certain restrictive provisions of the Indenture. (Section 1011). The Holders of at least a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the Indenture for Debt Securities of that series, except a default (1) in the payment of principal of, or premium, if any, or interest on any Debt Securities of that series or (2) under a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of the series affected. (Section 513).

Consolidation, Merger and Sale of Assets

     The Indenture does not provide holders of Debt Securities protection in the event we are involved in a change of control, highly leveraged transaction, reorganization, restructuring, merger or similar transaction that may adversely affect holders of the Debt Securities.

     Without the consent of the Holders of any of the Outstanding Securities under the Indenture, we may consolidate or merge with or into, or transfer or lease substantially all of our property or assets to, any entity organized under the laws of any domestic jurisdiction, or we may permit any Person to consolidate with or merge into us or convey, transfer or lease substantially all of its properties and assets to us, if (1) any successor assumes our obligations on the Debt Securities and under the Indenture, (2) after giving effect to the transaction there is no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, (3) we deliver to the Trustee an Officers Certificate and an Opinion of Counsel that the merger, consolidation or transfer complies with the Indenture and (4) a number of other conditions are met. (Section 801)

     Under the Indenture, we may not engage in a merger or consolidation with, or transfer substantially all of our assets to, another corporation with any obligations secured by a mortgage if any Principal Domestic Operating Property owned by us would become subject to that mortgage lien, unless,

     (1) we would be entitled to incur Secured Debt equal to the amount of debt secured by such mortgage without equally and ratably securing the Debt Securities under the provisions described above under "Certain Restrictions - Limitations on Liens" or

     (2) the Debt Securities are secured by a direct lien upon all such Principal Domestic Operating Property, prior in rank to all liens other than any existing up to that time, subject to applicable priorities of payment. (Section 803)

Notices

     Except as otherwise provided in the Indenture, notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Section 106)

Replacement of Debt Securities

     We may replace any mutilated Debt Security at the expense of the Holder when it is surrendered to the Trustee. We may replace Debt Securities that become destroyed, stolen or lost at the expense of the Holder when the holder delivers to the Trustee the Debt Security or satisfactory evidence of the destruction, loss or theft. We and the Trustee may require a Holder to provide us with satisfactory indemnification before issuing a replacement Debt Security for one destroyed, lost or stolen. (Section 306)

Regarding the Trustee

     We have general banking and credit relationships with the Trustee in the ordinary course of our business. The Trustee is the agent and a member of a syndicate of banks for two of our credit facilities aggregating $150,000,000. In addition, the Trustee is Trustee under the Indenture for $150,000,000 aggregate principal amount of our indebtedness.

                              PLAN OF DISTRIBUTION

     We may sell Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of Securities in a Prospectus supplement.

     Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed. Underwriters may also offer and sell Securities at market prices, at prices related to market prices or at negotiated prices. We also may authorize underwriters acting as our agents to offer and sell the Securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of Securities, we may be deemed to have paid compensation to the underwriters in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

     We will describe in a prospectus supplement any underwriting compensation that we pay to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Under the Securities Act underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on resale of the Securities may be deemed to be underwriting discounts and commissions. We may enter into agreements with underwriters, dealers and agents providing them indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and reimbursement for certain expenses.

     If stated in a prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase Securities from us at the public offering price set forth in that prospectus supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in the prospectus supplement. The prospectus supplement will describe the aggregate principal amount of Securities to be sold under the Contracts and the amount of the Contracts. Commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, may enter into Contracts, subject to the approval by us. Contracts will not be subject to any conditions except (a) the purchase by an institution of the Securities covered by its Contracts must be allowed under the laws of any jurisdiction to which the institution is subject and (b) if the Securities are being sold to underwriters, we have sold to those underwriters the total principal amount of the Securities minus the principal amount of Securities covered by Contracts. Agents and underwriters will not be responsible for delivery or performance of Contracts.

     Certain of the underwriters or agents and their associates may be customers or creditors of, engage in transactions with and perform services for us and our affiliates in the ordinary course of business. In the ordinary course of their respective businesses, certain of the underwriters or their affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with us.

     We will indicate the extent to which we anticipate that a secondary market for the Securities will be available in a Prospectus supplement.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our ratio of earnings to fixed charges for the six months ended November 28, 1998 and each of the last five fiscal years were as follows:

                                                                                                    Six Months
                                                                                                       Ended
                                                      1994     1995     1996     1997     1998     Nov. 28, 1998
                                                      ----     ----     ----     ----     ----     -------------
Ratio of earnings to fixed charges............        4.98     5.71     6.41     7.97     6.45          --

For the purpose of computing these ratios, "earnings" represents the aggregate of (1) income before income taxes and extraordinary items and (2) fixed charges. "Fixed charges" represents (1) consolidated interest charges, (2) the amortization of debt discount and expense and premium on indebtedness and (3) the portion, if any, of rents representative of an interest factor. Earnings were inadequate to cover fixed charges for the six months ended November 28, 1998. The dollar amount of the coverage deficiency was $133,138,000, due primarily to restructuring charges.

                                  LEGAL MATTERS

     Stoel Rives LLP of Portland, Oregon will pass upon the validity of the Securities for the Company.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended May 30, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

===============================================     ===============================================

You should rely only on the information                               $300,000,000
 incorporated by reference or provided in
the prospectus or a prospectus supplement.
Tektronix has not authorized anyone else to
provide you with different information.
Neither Tektronix, nor any other person on
behalf of Tektronix, is making an offer to                           TEKTRONIX, INC.
sell or soliciting an offer to buy any of
the securities described in this prospectus                          Debt Securities
or in a prospectus supplement in any state
where the offer is not permitted by law.                              Common Shares
You should not assume that the information
in this prospectus or a prospectus supplement
is accurate as of any date other than the
date on the front of the documents. There
may have been changes in the affairs of
Tektronix since the date of the prospectus
or a prospectus supplement.                                             ----------

                     ----------                                         Prospectus

                  TABLE OF CONTENTS                                     ----------

                                          Page

Where You can find More Information -
Incorporation of Certain Documents
   by Reference...........................   2
Use of Proceeds...........................   4
Description of Debt Securities............   4
Plan of Distribution......................  16                       _________ __, 1999
Ratio of Earnings to Fixed Charges........  17
Legal Matters.............................  17
Experts...................................  17

===============================================     ===============================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     Registration Fee -- Securities and Exchange Commission......... $  83,400
     Legal Fees and Expenses*.......................................   150,000
     Blue Sky Fees and Expenses*....................................    10,000
     Accountants Fees and Expenses*.................................    50,000
     Trustee and Transfer Agent Fees*...............................     5,000
     Printing and Engraving*........................................   100,000
     Debt Securities Rating Fee*....................................   100,000
     Miscellaneous*.................................................    26,600
                                                                     ---------
              Total    ............................................. $ 525,000
                                                                     =========
--------------

*Estimated

Item 15.  Indemnification of Directors and Officers.

     The Oregon Business Corporation Act (the "Oregon Act") permits a corporation to include a provision in its articles of incorporation that eliminates personal liability of directors to the Company and its shareholders for monetary damages for conduct as directors, except that no such provision may eliminate or limit a director's liability for (a) breach of the director's duty of loyalty in the Company or its shareholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) an unlawful payment of a dividend or repurchase of stock or (d) any transaction from which the director derived an improper personal benefit. The Company's Restated Articles of Incorporation, as amended (the "Restated Articles"), limit the personal liability of directors to the Company and its shareholders for monetary damages for conduct as directors to the fullest extent permitted by the Oregon Act.

     The Oregon Act and the Company's Restated Articles and Bylaws, as amended (the "Bylaws"), contain provisions regarding indemnification of directors and officers. In addition, certain directors and officers have entered into indemnity agreements (the "Indemnity Agreements") with the Company. The general effect of the Oregon Act, the Restated Articles, the Bylaws and the Indemnity Agreements can be summarized as follows:

     (a) The Oregon Act provides that a director or officer who has been or is threatened to be made a defendant in a legal proceeding because that person is or was a director or officer of a corporation (1) shall be indemnified by the corporation for reasonable expenses of such litigation when the director or officer is wholly successful on the merits or otherwise, (2) may be indemnified by the corporation for expenses, judgments, fines, penalties and amounts paid in settlement of such litigation (other than a derivative suit), even if the director or officer is not successful on the merits or otherwise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful) and (3) may be indemnified by the corporation for expenses of a derivative suit (a proceeding by or in the right of the corporation), even if the director or officer is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that the director or officer is not adjudged liable to the corporation. The indemnification described in clauses (2) and (3) above may be made only upon a determination by (a) a majority of a quorum of disinterested directors or a committee of disinterested directors, (b) independent legal counsel or (c) the shareholders that indemnification is proper because the applicable standard of conduct has been met. The Oregon Act authorizes the advancement of litigation expenses to a director or officer upon receipt of a written affirmation of the director's or officer's good faith belief that the standard of conduct has been met and an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she is not entitled to be indemnified. The Oregon Act authorizes a court to award additional indemnification. The Oregon Act also authorizes a corporation to provide officers' and directors' liability insurance and provides that statutory indemnification rights are not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, board action, vote of shareholders or otherwise.

     (b) The Company's Restated Articles and Bylaws provide that the Company shall indemnify to the fullest extent then permitted by law a person who is made a party to an action, suit or proceeding, whether civil, criminal, administrative or otherwise (including a derivative action) because that person
(1) is or was a director or officer of the Company or (2) is or was serving at the request of the Company as a director or officer of another corporation, partnership or enterprise. The indemnity shall extend to all expenses, amounts paid in settlement, judgments and fines incurred by the director or officer.

     (c) The Company has entered into Indemnity Agreements with certain directors and officers, which require the Company to indemnify the officer or director to the fullest extent permitted by law. The Indemnity Agreements also alter or clarify the statutory indemnity in the following respects, subject to specified exceptions: (1) indemnity is explicitly provided for settlements in derivative actions, (2) prompt indemnification is required unless a determination is made that the director or officer has not met the required standard, (3) indemnification is provided with respect to a proceeding involving a claim for breach of fiduciary duty and (4) prompt advancement of expenses is required upon receipt of an undertaking that the director or officer will repay such amounts if it is ultimately determined that he or she is not entitled to indemnification, unless a determination is made that the director or officer has not met the required standard.

     The Company has obtained insurance protecting officers and directors against certain liabilities which they may incur in their capacities as such.

Item 16.  Exhibits.

     1      Form of Underwriting Agreement.*

     4A Form of Indenture dated as of November 16, 1987 between the Company and Citibank, N.A., as successor Trustee. Incorporated by reference to Exhibit 4A of the registrant's Registration Statement on Form S-3, File No. 33-18658.

     4B Form of First Supplemental Indenture between the Company and Citibank, N.A., as successor Trustee. Incorporated by reference to
            Exhibit 4B of the registrant's Registration Statement on Form S-3, File No. 33-59648.

     4C Instrument of Appointment and Acceptance of Successor Trustee, dated April 14, 1995 among the Company, First Trust of New York, N.A. and Citibank, N.A.

     4D Restated Articles of Incorporation, as amended, of the Company. Incorporated by reference to Exhibit (3) to the Company's Form 10-Q filed October 9, 1998 for the quarter ended August 28, 1998. SEC File No. 1-4837.

     4E Bylaws, as amended, of the Company. Incorporated by reference to Exhibit (3) to the Company's Form 10-Q filed April 5, 1996 for the 13 weeks ended February 25, 1995. SEC File No. 1-4837.

     4F Rights Agreement, dated August 16, 1990, between the Company and First Chicago Trust Company of New York. Incorporated by reference to the Company's Current Report on form 8-K dated August 16, 1990.

     5      Opinion of Stoel Rives LLP.

     12     Statement of Computation of Ratios.

     23A    Consent of Deloitte & Touche LLP.

     23B    Consent of Stoel Rives LLP. (See Exhibit 5).

     24     Powers of Attorney.

     25     Statement of Eligibility of Trustee.

--------------

     *To be filed by amendment or under a Current Report on Form 8-K.

Item 17.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information as set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon, on March 4, 1999.

                                       TEKTRONIX, INC.

                                       By CARL W. NEUN
                                          --------------------------------------
                                          Carl W. Neun, Senior Vice President
                                          and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on the 4th day of March, 1999, in the capacities indicated.


Signature                              Title
---------                              -----

Principal Executive Officer:

   *JEROME J. MEYER                    Chairman, Chief Executive Officer and
----------------------------------     President
    Jerome J. Meyer


Principal Financial and Accounting Officer:

    CARL W. NEUN                       Senior Vice President and Chief Financial
----------------------------------     Officer
    Carl W. Neun


Directors:

   *PAULINE LO ALKER                   Director
----------------------------------
    Pauline Lo Alker


   *A. GARY AMES                       Director
----------------------------------
    A. Gary Ames


   *GERRY B. CAMERON                   Director
----------------------------------
    Gerry B. Cameron


   *PAUL C. ELY, JR.                   Director
----------------------------------
    Paul C. Ely, Jr.

   *A.M. GLEASON                       Director
----------------------------------
    A.M. Gleason


   *DAVID N. CAMPBELL                  Director
----------------------------------
    David N. Campbell


   *MERRILL A. McPEAK                  Director
----------------------------------
    Merrill A. McPeak


   *WILLIAM D. WALKER                  Director
----------------------------------
    William D. Walker


*By CARL W. NEUN
    ----------------------------------
    Carl W. Neun
    Attorney-in-Fact

                                  EXHIBIT INDEX


                                                                      Sequential
Exhibit                                                                  Page
Number     Description                                                  Number
-------    -----------                                                ----------

1          Form of Underwriting Agreement.*

4A Form of Indenture dated as of November 16, 1987 between the Company and Citibank, N.A., as successor Trustee. Incorporated by reference to Exhibit 4A of the registrant's Registration Statement on Form S-3, File No. 33-18658.

4B Form of First Supplemental Indenture between the Company and Citibank, N.A., as successor Trustee. Incorporated by reference to
           Exhibit 4B of the registrant's Registration Statement on Form S-3, File No. 33-59648.

4C Instrument of Appointment and Acceptance of Successor Trustee, dated April 14, 1995 among the Company, First Trust of New York, N.A. and Citibank, N.A.

4D         Restated Articles of Incorporation, as amended, of the Company.
           Incorporated by reference to Exhibit (3) to the Company's Form 10-Q filed October 9, 1998 for the quarter ended August 28, 1998. SEC File No. 1-4837.

4E Bylaws, as amended, of the Company. Incorporated by reference to Exhibit (3) to the Company's Form 10-Q filed April 5, 1996 for the 13 weeks ended February 25, 1995. SEC File No. 1- 4837.

4F Rights Agreement, dated August 16, 1990, between the Company and First Chicago Trust Company of New York. Incorporated by reference to the Company's Current Report on form 8-K dated August 16, 1990.

5          Opinion of Stoel Rives LLP.

12         Statement of Computation of Ratios.

23A        Consent of Deloitte & Touche LLP.

23B        Consent of Stoel Rives LLP. (See Exhibit 5).

24         Powers of Attorney.

25         Statement of Eligibility of Trustee.


*To be filed by amendment or under a current report on Form 8-K.